UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.2 to
Form S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Stallion Synergies, Inc
(Exact name of Registrant as specified in its charter)

Nevada	7380	46-5343763
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Stallion Synergies, Inc
244 Fifth Ave Ste #H207
New York, NY 10001
(212) 726-2983
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Long Nguyen,
President and Chief Executive Officer
4465 38th street
San Diego
CA 92116
(212) 726-2983
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 of the Exchange Act.
Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)		Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common
Stock, $.001 par value	5,000,000	$0.01	(2)	$50,000	$5.73
Shares of Common
Stock, $.001 par value	4,500,000	$0.01	(3)	$45,000	$5.16
Total Fee Due	9,500,000	$0.01		$95,000	$10.89

1.  Of the 9,500,000 shares registered pursuant to this registration statement, 5,000,000 shares are being offered by a direct offering, and 4,500,000 shares are offered by the selling shareholders who will offer their shares at a fixed price of $.01 for the duration of the offering until the company begins trading on the OTCBB or listed on a securities exchange.

2.  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3.  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price for the duration of the direct offering. The Company will derive no financial benefit from the sales of these shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Stallion Synergies, Inc
9,500,000 Shares of Common Stock
$0.01 per share
 $95,000

This is the initial offering of Common stock of Stallion Synergies, Inc. (hereinafter referred to as “STALLION”) and no public market currently exists for the securities being offered. STALLION (“Company,” “we,” “us,” and “our”) is offering 5,000,000 shares of its common stock at a fixed price of $0.01 per share for the duration of the offering, on a “self-underwritten” best efforts basis, with no minimum. Since there is no minimum amount of stock that must be sold by the company, we may not receive any proceeds or only receive very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

The officers and directors of the Company intend to sell the shares directly. The intended methods of communication include, without limitation to telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the 5,000,000 shares in this offering will be payable to the Company.  All proceeds from this offering will be retained by the company irrespective of the number of shares sold.

In addition, 4,500,000 common shares are being offered by 38 existing shareholders of the Company at a fixed offering price of $0.01 for the duration of the offering. These selling shareholders are underwriters for these shares as well as any further offering of shares for a period of one year after the company has ceased to be a shell Company. The Company will derive no financial benefit from the sales of these shares and the shares will be offered at a fixed price of $0.01 per share for the duration of the offering by its selling shareholders.

The offering will end no later than 180 days from the date of the Prospectus. If we sell the maximum number of shares prior to 180 days from the date of the Prospectus, the offering will end on or about the date that we sell the maximum number of shares.  In addition, if we abandon the offering for any reason prior to 180 days from the date of the Prospectus, we will terminate the offering.

Officers and directors of the issuer and affiliates thereof will not be purchasing any shares in this offering.

Prior to this offering, there has been no public market for the Company’s common stock and Stallion Synergies, Inc is a shell company.

We are considered an “emerging growth company” under the new JOBS Act (Jumpstart Our Business Startups Act).

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on Page 5 of this Prospectus.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2014

i

Stallion Synergies, Inc
244 Fifth Ave Ste H207
New York, NY 10001
212-726-2983
www.stallionsynergies.com

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Stallion Synergies, Inc (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “STALLION” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” (page 5) that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY

We were incorporated in Nevada on March 31, 2014 and our fiscal year end is December 31. We were incorporated in Nevada on March 31, 2014 and our fiscal year end is December 31. We are a development stage company. We are a company without revenues; we have minimal assets and have incurred losses since inception. Our auditors included in an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. We are at the very earliest stages in development of our business plan and significant amount of work is required along with working capital in order to compete within the marketplace.

We believe that we may have an advantage to succeed with our business model given the industry experience of our founder and Chief Executive Officer Mr. Long Nguyen’s. Mr Nguyen is dedicating approximately 15 hours per week to the Company but may increase that number as necessary to further develop the business. Mr Nguyen will continue to provide these services at no cost to the Company. Mr Nguyen is focused towards developing the Company and is not engaged in any other business activities at this time.

The company is not a blank-check company and was not formed for the purposes of a merger or acquisition transaction nor any other transaction of similar nature. The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

OUR BUSINESS

Stallion Synergies Inc is an online based paid market research and social media marketing service provider dedicated to serve in the areas of online paid market surveys as well as social network marketing. We will offer online paid market research services and digital media marketing services to companies throughout the United States and other countries.

Our online paid market research services are done through surveys performed by our online research team and research areas covered include product research, consumer research, packaging research, and pricing research. Our market surveys are carried out through our network of paid research team recruited from time to time on a job-to-job basis and all operations will be carried out electronically online via the internet. Online paid market research is a continuous process with a very wide scope and widely used by manufacturers, exporters, distributors and other services industry so as to be competitive in the market place.  Our mission is to become an established online paid marketing research company.

In addition, we are also offering social media marketing and this service area covers our expertise in utilizing popular digital marketing tools such as online social network marketing which includes electronic newsletters via e-mails, and other forms of social media marketing via postings on Facebook, Tweeter etc. Digital media marketing tools have gained significant popularity and becoming an essential marketing strategy for many businesses especially in terms of creating brand awareness and an increasingly popular avenue for marketing campaigns. However, because such efforts in digital media marketing are often very time consuming and require follow-up actions as well as monitoring, this gives us a role to play in assisting companies and business to excel in these areas.

WHERE YOU CAN FIND US

Our principal executive office and business office is as follows:

Principal Executive Office:-

Stallion Synergies, Inc
244 Fifth Ave Ste H207
New York, NY 10001
212-726-2983
www.stallionsynergies.com
e-mail: info@stallionsynergies.com

Branch Office:-

4465 38th street
San Diego
CA 92116

Stallion Synergies Inc is an online based paid market research and digital media marketing service provider dedicated to serve in the areas of online paid market surveys and also social media marketing.

Stallion’s management believes that the founder, Mr Long Nguyen can bring significant benefits to its clientele from his extensive marketing experience and social networking contacts.

Our immediate objective is to recruit an online research team through our website www.stallionsynergies.com and other social media marketing platforms such as Facebook and Tweeter to carry out market surveys as required by our clients from time to time.

Stallion plans to invite social networking contacts of Mr Long Nguyen to join its online research team and expand its online research team from there so as to build a sizeable team with demographic diversity.

THE OFFERING

We are offering for sale up to a maximum of 9,500,000 shares of our common stock directly to the public. The purchase price of the offering is fixed at $0.01 per share for the duration of the offering. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $50,000 to the company.  The expenses associated with this offering are estimated to be $10,000 or approximately 20% of the gross proceeds of $50,000 if all the shares offered by us are purchased.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.  If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission

Securities being offered
5,000,000 Shares of common stock, $.001 par value, at a fixed price of $0.01 per share for the duration of the offering, and an additional 4,500,000 common shares held by 38 selling shareholders, for which the Company will receive no financial benefit. The selling shareholders are underwriters for their own shares and they will offer their shares at a fixed price of $0.01 for the duration of the offering.

Terms of the Offering	Fixed offering price of $0.01 throughout the duration of the offering

Offering period	The shares are being offered for a period not to exceed 180 days from the “effective date”

Net proceeds to our Company	$50,000 Maximum less expenses. We will not receive proceeds from the sale of the 4,500,000 common shares offered by our selling shareholders.

Use of proceeds
We intend to use $10,000 of the proceeds for offering expenses and $15,000 of the proceeds for concept and website development. $2,000 has been allocated for internet software development and a further $8,000 will be applied towards website informational marketing and advertising. The remaining $15,000 shall be applied towards working capital accordingly.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. There is no required minimum number of shares to be purchased.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. The selling shareholders are underwriters for their own shares and they will offer their shares at a fixed price of $0.01 for the duration of the offering.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financials.

Balance Sheet Data:

	April 30, 2014 (audited)	March 31, 2014 to April 30, 2014 (audited)
ASSETS
Current Assets
Cash and cash equivalents	$300	$300
Prepaid expenses	5,000	5,000
Total Assets	$5,300	$5,300

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$4,0000	$4,000
Accrued Interest payable		-
Deposits received		-
Notes payable – current	5,634	5,634
Long-Term Liabilities		-
Total Liabilities	$9,634	$9,634

Stockholders’ Deficit
Common stock, par value $0.001; 200,000,000 shares authorized; 24,500,000 shares issued and outstanding	24,500	24,500
Paid-in capital	0	0
Stock subscription receivable	(280)	(280)
Deficit accumulated during the development stage	(28,554)	(28,554)
Total Stockholders’ Deficit	(4,334)	(4,334)

Total Liabilities and Stockholders’ Deficit	$5,300	$5,300

	Three months ended April 30, 2014	For the period from March 31, 2014 (Inception) to April 30, 2014

REVENUES	$0	$0

OPERATING EXPENSES
Website expenses	0	0
Consultancy fees	22,100	22,100
General and administrative expenses	2,454	2,454
Professional fees	4,000	4,000
TOTAL OPERATING EXPENSES	28,554	28,554

NET LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(28,554)	(28,554)
OTHER INCOME (EXPENSE)
Interest expense	(0)	(0)
NET INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	$(28,554)	$(28,554)
PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(28,554)	$(28,554)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	24,500,000	24,500,000

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS.

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses. Our total accumulated deficit to date amounts to $28,554 and in addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

AS A RESULT OF ITS SMALL SIZE AND CAPITALIZATION AND LIMITED OPERATING HISTORY, THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow.

CURRENTLY OUR WEBSITE IS BEING DEVELOPED. IF WE DO NOT RAISE ENOUGH FUNDS THRU THIS OFFERING WE MAY NOT BE ABLE TO COMPLETE THE DEVELOPMENT AND THEREFORE MAY NOT BE ABLE TO GENERATE ENOUGH REVENUES TO CONTINUE OPERATIONS AND YOU MAY LOSE YOUR INVESTMENT.

Our website will function as our virtual headquarters and it will explain the services that we offer. We require $15,000 to develop this website and if we do not raise enough funds thru the offering, we will not be successful in completing our web site. We will not be able to execute our business plan and you could lose your investment.

WE ARE PLANNING TO ACCEPT ONLINE PAYMENTS SUCH AS PAYPAL BUT WE MAY BE SUBJECT TO RISK OF FRAUDULENT OR OTHERWISE ILLEGAL ACTIVITY WHICH MAY HARM OUR BUSINESS AND RESULTS OF OPERATIONS

We are planning to accept online payments via established providers such as PayPal, which is the faster and safer way to send money online. However, we will be subjected to the risk of fraudulent or otherwise illegal activity by users, developers, employees, or third parties, risk of increased costs and diversion of management time and resources to deal with bad transactions or customer disputes which may harm our business and results of operations.

COMPUTER MALWARE, VIRUSES, HACKING AND PHISHING ATTACKS AND SPAMMING COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS

Computer malware, viruses, and computer hacking and phishing attacks have become a very common risk. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to retain an online business network under www.stallionsynergies.com

WE MAY NOT SUCCESSFULLY IMPLEMENT SECURITY PRECAUTIONS IN THE DEVELOPMENT OF OUR WEBSITE AND OUR WEBSITE SECURITY MAY BE COMPROMISED

We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successfully implemented and our website security may be compromised.

AS OF APRIL 30, 2014 WE DO NOT HAVE ANY SIGNED AGREEMENTS OR CONTRACTS WITH ANY CLIENTS AND THERE IS NO ASSURANCE WE EVER WILL.

While the Company believes it has a viable business plan, our ability to grow revenues is dependent on agreements with clients throughout the United States and other parts of the world. While we have not secured any firm commitments, we hope that our services will be well received.  We will not be targeting public companies and we will be targeting private companies at this time. Our model takes into consideration that most of the clients we will attempt to contract have little or no experience in using “primary market research services” to resolve marketing problems associated with one or more of the following categories:

▪	Market Planning
▪	Problem Solving
▪	Monitoring

We will not be charging for our services initially until our client needs and requirements are fully understood with engagement agreements in place.  Our retainer fees generally start from $3,000 and above for focus group depending on the scope and duration of work. One off projects based on questionnaires, surveys and interviews only will be reviewed on a case by case basis. Typically, the referenced $3,000 fees include 10 focus group participants with $75 to $100 fees paid to each participant.

CHANGES IN GLOBAL ECONOMIC CLIMATE MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

At this time, cross-border businesses and the global economy in general are slowing down and recovering from after-shocks of the European debt crisis. Such changes in the global economic climate may have a material adverse effect on our revenue, results of operations and financial condition. There can be no assurance that the global economy will be better and even if there are any improvements in the global economy, there is no guarantee that there will be any improvements in our revenue, results of operations and financial condition.

AT THIS TIME, THE COMPANY HAS NO INSURANCE COVERAGE FOR RISK OF PROVIDING INACCURATE INFORMATION UNDER ITS MARKETING RESEARCH SERVICES AND WE CAN GIVE NO ASSURANCE WE WILL EVER HAVE ANY INSURANCE COVERAGE TO OFFSET ANY POTENTIAL CLAIMS AGAINST THE COMPANY FOR SERVICES RENDERED.

We have no insurance at this time and we can give no assurance that we will ever be insured against all or any risks of providing inaccurate information under our marketing research services. We can give no assurance that we will ever have any insurance coverage to offset any potential claims against the company for any services rendered. We may be subject to potential claims or legal action against the company which may have an adverse material impact on our revenue, results of operations and financial condition.

THE PLANNED INCREASE IN THE NUMBER OF GLOBAL CLIENTELE MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE AND ADD ADDITIONAL RISKS TO YOUR INVESTMENT.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the STALLION experience, consumer recognition of the quality of our services and willingness to pay our prices and general economic conditions. In addition, as with the experience of other business consulting concepts which have tried to expand internationally, we may find that the STALLION concept has limited or no appeal to businesses in new markets or we may experience a decline in the popularity of the STALLION experience.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO SATISFY OUR CLIENTS. WE MAY NOT BE ABLE TO IDENTIFY AND MAINTAIN THE NECESSARY RELATIONSHIPS WITH OUR CLIENTS.

We may not be able to identify and maintain the necessary relationships with our clients. Our ability to execute our business plan also depends on other factors, including:

1 2 3 4
negotiating service agreements with acceptable terms;
recruitment of online survey team;
managing marketing and development costs at affordable levels;
cost and availability of other overheads and resources;

OUR MARKETING PLANS CALL FOR SOCIAL MEDIA NETWORKING TO PROMOTE OUR SERVICES AS WE HAVE NO CLIENTS AT PRESENT. A FAILURE TO MANAGE THE SOCIAL MEDIA NETWORK LINKED TO OUR WEBSITE EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS AS WE ARE RELYING ON THIS ONLINE BUSINESS COMMUNITY TO ENGAGE OUR FIRST CLIENT

Our marketing plans call for an online business network base to promote our services. Managing our online business networking function under our website effectively will require us to continue to enhance these systems, through development and implementation of procedures and controls. The online business networking function refers to the social media networking to be established and linked to our website. This feature enables site visitors to link to us and we plan to aggressively promote and market our services through this mode of communication with potential clients. We may not respond quickly enough to the changing demands of clients on our management, employees and existing infrastructure. Our failure to manage the social media network effectively could harm our business and operating results as we are relying on this online business community to engage our first client.

NEW CLIENTS ENGAGED FOR OUR SERVICES MAY NOT BE PROFITABLE, AND THE INCREASES IN AVERAGE REVENUE THAT WE EXPECT MAY NOT BE ACHIEVED.

We expect our new clients to have an initial ramp-up period during which they generate revenue for STALLION and profit below the levels at which we expect them to normalize. This is in part due to the time it takes to build a client base in a new service. Our ability to service new clients profitably and increase the average revenue will depend on many factors, some of which are beyond our control, including:

1.	executing our vision effectively;
2.	initial recovery rate and performance of new services;
3.	competition from other competitors in the business consulting industry
4.	changes in client preferences and budget;
5.	general economic conditions,

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	profitability of our client’s businesses;
2.	variations in general economic conditions;
3.	changes in client preferences and budgets;
4.	increases in overheads;
5.
Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

BECAUSE WE HAVE NOMINAL ASSETS AND NO REVENUE, WE ARE CONSIDERED A SHELL COMPANY AND HENCE, ANY SHARES HELD BY AFFILIATES, INCLUDING SHARES RECEIVED IN ANY REGISTERED OFFERING, WILL BE SUBJECT TO RESALE RESTRICTIONS UNDER RULE 144(i)

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144 because we have nominal assets and no revenue and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i)

RISKS ASSOCIATED WITH THIS OFFERING:

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE LONG M NGUYEN, THE COMPANY’S CEO AND ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 67.8% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK. ASSUMING ALL SHARES IN THIS OFFERING ARE SOLD.

Presently, Long M Nguyen, the Company’s CEO beneficially owns 20,000,000 shares of the outstanding common stock or 81.6% of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by STALLION shareholders, including the election of directors. Assuming that all 5,000,000 shares of this offering are sold, Mr. Nguyen would retain 67.8% ownership in the Company’s common stock and the officers and directors of the Company would collectively control 67.8% of the Company’s common stock.  Such concentrated control may also make it difficult for STALLION stockholders to receive a premium for their shares of STALLION in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF STALLION FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  STALLION was formed in Nevada on March 31, 2014. The Company has no track records upon which investors can evaluate the Company’s business and prospects. STALLION prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies with online presence and our anticipated competitors include baltimoreresearch.com, 2020research.com, surveyservice.com, focusgroup.com and paidfocusgroup.co.uk. We compete directly with these competitors offering online paid market research services and aggressive marketing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

STALLION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The Company has limited capital resources and at this time, we only have $300 in cash. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the Offering will be sufficient to satisfy the development and operating requirements for at least the next twelve (12) months.

WE MAY NEVER BECOME A FULLY REPORTING COMPANY AND WE MAY NOT REGISTER OUR COMMON STOCK UNDER THE EXCHANGE ACT

Our common stock is not registered under the Exchange Act and not quoted on the OTC Bulletin Board. We may never become a fully reporting company and registration of our common stock under the Exchange Act may not be required nor voluntarily pursued by the company. If we ever become a fully reporting company, we will be subject to the reporting requirements imposed by Section 15(d) of the Securities Exchange Act of 1934 which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Even if our common stock is ever registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, even if we ever register our common stock and become a fully reporting company, we may cease providing periodic reports and current or periodic information including operational and financial information, and you may not have information with respect to our results of operations when this happens. Once this registration statement is declared effective we will have periodic reporting obligations under the Securities Exchange Act of 1934, including filing annual, quarterly and current reports.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Currently our Chief Executive Officer Mr. Long Nguyen is dedicating approximately 15 hours per week to the Company but may increase that number as necessary to further develop the business. Mr. Nguyen will continue to provide these services at no cost to the Company in view of the Company’s limited resources. Mr. Nguyen is focused towards developing the Company and is not engaged in any other business activities at this time. However, Mr. Nguyen’s may get involve in other projects in the future and this may result in conflict of interest to the Company and may not be resolved favorably to us.  Mr. Nguyen was a Director of a public company known as Redfield Ventures, Inc in past five years. On March 24, 2014, Mr. Nguyen resigned from Redfield Ventures, Inc. due to new corporate direction and the shareholders of Redfield Ventures, Inc. voted new directors and officers into the Redfield Ventures, Inc. Although there are no known conflicts of interest at this time, however, there exist potential conflicts of interest including, among other things, time and effort.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN STALLION BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

“STALLION” is not our ticker symbol at this time and it is merely referred to as an abbreviation for Stallion Synergies, Inc. There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

IF STALLION STOCK EVER BECOME TRADABLE, THE STOCK MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS WITHOUT DIRECT RELATIONSHIP TO THE COMPANY’S OPERATING PERFORMANCE

If STALLION stock ever becomes tradable, of which the Company cannot guarantee success, the trading price of STALLION common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Upon the sale of the common stock offered hereby, the investors in this offering will suffer an immediate and substantial “dilution” because of the difference between the net book value per share, based on the per share value of the shares held by current shareholders, and the price of the shares being sold in the offering. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. The principal shareholder of STALLION, Long M Nguyen, who also serves as its CEO, holds 20,000,000 of the STALLION issued and outstanding restricted shares of the Company and additional sales of Mr Long Nguyen’s common stock in the future could result in further dilution and risk of loss to investors. Please refer to the section titled “DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES” herein. In addition, on March 31, 2014 a shareholder loaned the Company $5,634. The loans are secured by 10% per annum interest bearing Promissory Notes dated April 30, 2014. If this loan remains unpaid for a period of one year after the repayments date April 30, 2014, this note shall be convertible into common voting stocks at a price of 50% discount of the average bid on the day of the conversion. Therefore, the investors in this offering will bear the risk of further loss due to dilution from additional sales of shares equivalent to the loan amount of $5,634 as a result of the conversion into common voting stocks from the Promissory Notes dated April 30, 2014.

ALL OF STALLION ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. SHARES PURCHASED THROUGH THIS REGISTERED OFFERING WILL ALSO BE SUBJECTED TO RESTRICTIONS UNDER RULE 144. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF STALLION COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 24,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. However, STALLION is a “shell company” pursuant to Rule 144 because we have nominal assets and no revenue and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i). The Company currently has one shareholder who owns 20,000,000 restricted shares or 81% of the outstanding common stock and will own 67.8% if all shares in this offering are sold. When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

STALLION IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN. WITHOUT AN UNDERWRITER, POTENTIAL INVESTORS WILL NOT HAVE THE BENEFIT OF DUE DILIGENCE TYPICALLY PERFORMED BY UNDERWRITERS.

The Company’s officers and directors are offering the common shares on a best-efforts basis on the Company’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering and we may be unable to sell enough shares to create a market for the shares. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby and the sale of just small number of shares increases the likelihood of no market ever developing for our shares. If we are unable to create a public market of any kind for our shares, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately. Furthermore, if the company is unable to sell sufficient shares, purchasers under this offering will hold shares in a company that does not have sufficient capital to begin operations. Without underwriter participation in our offering, our potential investors will not have the benefit of due diligence activities typically performed by underwriters, such as inspecting your corporate documents and verifying the accuracy of your disclosure.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS AFTER WE BECOME A FULLY REPORTING COMPANY, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. Therefore, if we fail to remain current on our reporting requirements after we become a fully reporting company, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

TWO OF OUR OFFICERS ARE RESIDING ABROAD AND THERE IS A POTENTIAL DIFFICULTY IN SEEKING LEGAL RECOURSE AGAINST THEM AND YOU MAY LOSE YOUR ENTIRE INVESTMENT IF YOU ARE UNABLE TO SEEK ANY LEGAL RECOURSE AGAINST THEM

Our Chief Executive Officer, Mr Long Nguyen resides in the United States. However, two other officers, Mr Khoo Hsiang Hua and Mr Hoa Nguyen reside abroad and there is a potential difficulty in seeking legal recourse against them. You may have limited recourse against these two officers because they generally reside outside the United States. Mr Khoo resides in Malaysia while Mr Hoa resides in Vietnam and all or a substantial portion of Mr Khoo and Mr Hoa’s assets are located outside the United States in their respective country of residence and as a result, you may not be able to effect service of process within the United States upon these two officers in jurisdiction outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws. There is no treaty between the United States and the Malaysian or Vietnamese government providing for reciprocal recognition and enforcement of foreign court judgments in civil and commercial matters. Therefore, you may lose your entire investment if you are unable to seek any legal recourse against them.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
●	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
●
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (JOBS), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an emerging growth company as of the following January 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

AT PRESENT, WE ARE NOT IN A FINANCIAL POSITION TO PAY DIVIDENDS ON OUR COMMON STOCK.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in "penny stocks."  Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a "penny stock" because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on "penny stocks", which makes selling our common stock more difficult compared to selling securities which are not "penny stocks."  Rule 15a-9 restricts the solicitation of sales of "penny stocks" by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in "penny stocks", and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in "penny stocks" first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks", (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect STALLION management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

USE OF NET PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of net proceeds from this offering:

Gross Proceeds	$50,000
Offering Expenses	$10,000
Net Proceeds	$40,000

The net proceeds will be used as follows:

Concept and Website Development	$15,000
Internet software*	$2,000
Website Informational Marketing and advertising	$8,000
Working Capital	$15,000

*Internet software – We plan to apply $2,000 to develop internet software applications so that we can conduct online focus groups and interviews with our paid participants under our paid market research services through internet enabled devices other than computers including but not limited to mobile phones and tablets.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 5,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $10,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

	25%	50%	75%	100%
Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$12,500	$25,000	$37,500	$50,000
Less Offering Expenses (1)	$(10,000)	$(10,000)	$(10,000)	$(10,000)
Net Offering Proceeds	$2,500	$15,000	$27,500	$40,000

In as much as our offering expenses are estimated to be $10,000, if we sell only 25% of the offering, we will likely have no funds for Operations and/or Sales and Marketing, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.  In that event, these numbers would essentially be zero.

PERCENT OF NET PROCEEDS RECEIVED

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

Not knowing how successful our funding may be we intend to use the initial proceeds of this offering in the web site development as our first priority.  We allocated $15,000 for concept and website development and this money will be required to complete this fully functional website. We plan to apply $2,000 to develop internet software applications so that we can conduct online focus groups and interviews with our paid participants under our paid market research services through internet enabled devices other than computers including but not limited to mobile phones and tablets. A further $8,000 will be applied towards website informational marketing and advertising. The remaining $15,000 shall be applied towards working capital accordingly. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

WITHOUT REALIZING THE OFFERING PROCEEDS, THE COMPANY WILL NOT BE ABLE TO CONTINUE WITH PLANNED OPERATIONS AND IMPLEMENT ITS BUSINESS PLAN.

We were incorporated in the State of Nevada on March 31, 2014.  As of April 30, 2014 we have not started operations.  We are developing a website (www.stallionsynergies.com) that will offer marketing research services in the United States.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and our web site.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and may not begin operations until we have completed this offering.  Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES IF ALL SHARES OFFERED ARE SOLD

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets.

The company has a deficit on a historical basis and in this offering, the level of dilution is increased as a result of the deficit of the Company’s issued and outstanding stock. This is due in part because of the common stock issued to STALLION officers, directors, and employees totaling 20,000,000 shares at $.001 par value per share and the 4,500,000 shares being offered by the selling shareholders versus the current offering price of the Company at $.01 per share. Please refer to the section titled “Certain Relationships and Related Transactions”, herein, for more information.

The Company’s deficit at April 30, 2014 was $(-28,554). Assuming all the shares offered are sold (29,500,000 issued) and in effect the Company receives the maximum estimated net proceeds of this offering ($40,000) from new shareholders, the Company’s net deficit value will be approximately $(.000388) per share.

Therefore, any investor will incur an immediate and substantial dilution of approximately $.009612 per share while the Company’s present stockholders will receive an increase of $.009612 per share in the net tangible book value of the shares that they hold.  This will result in a 96% dilution for purchasers of stock in this offering.

The following table summarizes the per share dilution comparison for new investors if 25%, 50%, 75% and 100% of shares offered are sold:-

	25%	50%	75%	100%
Shares sold	1,250,000	2,500,000	3,750,000	5,000,000
Offering price per share	$0.01	$0.01	$0.01	$0.01
Net deficit per share before this offering	$(0.001165)	$(0.001165)	$(0.001165)	$(0.001165)
Increase per share attributable to new investors	$0.000154	$0.000663	$0.001128	$0.001553
Adjusted net deficit per share after this offering	$(0.001012)	$(0.000502)	$(0.000037)	$0.000388
Dilution per share to new investors	$0.011012	$0.010502	$0.010037	$0.009612
Percentage dilution	$110%	$105%	$100%	$96%

SELLING SHAREHOLDERS

Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders are underwriters for such resale of their shares until the company is no longer a shell company and adequate information has been made publicly available via Form 10 filing for a period of twelve (12) months. The offering price for all the shares being registered by the selling shareholders for resale will remain fixed at $0.01 for the duration of the offering.

The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth the shares beneficially owned, as of April 30, 2014 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The common shares being offered for resale by the selling security holders consist of 4,500,000 shares of our common stock held by 38 shareholders. Such shareholders include the holders of the 2,400,000 shares sold in our private offering pursuant to Rule 504 Regulation D in April 2014, promulgated under section 3(b) of the Securities Act. The offering price was $0.001 per share. In addition, we are also registering a total of 2,100,000 shares to two (2) holders who received shares in consideration for their services rendered in reliance upon the exemption provided under section 3(b) of the Securities Act.

Thirty six (36) of the selling stockholders purchased the shares from us and two (2) of the selling shareholders received the shares in consideration for their services rendered in the ordinary course of business. None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.001 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 24,500,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

#	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding

1.	BENJAMIN C PASQUINO	10,000	10,000	(A)	0

2.	CHARLES J SUTERA	10,000	10,000	(A)	0

3.	DAI SHIXIANG	10,000	10,000	(A)	0

4.	DAI SHIHONG	10,000	10,000	(A)	0

5.	DAVID C MILLER	10,000	10,000	(A)	0

6.	DUC QUACH	10,000	10,000	(A)	0

7.	FANGXU	10,000	10,000	(A)	0

8.	FOONG KHAH POH	10,000	10,000	(A)	0

9.	GOH MEI LING	10,000	10,000	(A)	0

10.	HIEU HOANG	10,000	10,000	(A)	0

11.	JAMES MERITT	10,000	10,000	(A)	0

12.	JOSHUA MARTENS	10,000	10,000	(A)	0

13.	KAMISAH SHARIFFUDIN	10,000	10,000	(A)	0

14.	KHOO HOCK SIN	600,000	600,000	(B)	0

15.	LEE CHEE THING	280,000	280,000	(A)	0

16.	LEE SIEW MOOI	10,000	10,000	(A)	0

17.	LIM AI CHIN	10,000	10,000	(A)	0

18.	LIM AI RENE	10,000	10,000	(A)	0

19.	LI PAN	10,000	10,000	(A)	0

20.	MICHAEL PELICCI	10,000	10,000	(A)	0

21.	MINH TRUONG	10,000	10,000	(A)	0

22.	NG KWOK HING	10,000	10,000	(A)	0

23.	NGOC-ANH HOANG	10,000	10,000	(A)	0

24.	PANG LEE CHOO	10,000	10,000	(A)	0

25.	RAMALINGAM DORAISAMY	1,000,000	1,000,000	(C)	0

26.	ROEUNG KAKADA	10,000	10,000	(A)	0

27.	ROEUNG SREY	10,000	10,000	(A)	0

28.	SIDNEY ULERY	10,000	10,000	(A)	0

29.	SOK SAMNANG	10,000	10,000	(A)	0

30.	SOMTHOP SUTHAD	10,000	10,000	(A)	0

31.	TANG WAI MUN	1,100,000	1,100,000	(D)	0

32.	THAMMANOON RATCHAPROM	10,000	10,000	(A)	0

33.	WILBERT P COATS III	10,000	10,000	(A)	0

34.	WILLIAM ULERY JR	10,000	10,000	(A)	0

35.	YAP CHEE HOW	10,000	10,000	(A)	0

36.	YAP PECK YOONG	600,000	600,000	(B)	0

37.	ZACHARI R MILLER	10,000	10,000	(A)	0

38.	ZANALIAH MUSTAFFA	600,000	600,000	(B)	0

(A)	1% or Less than 1%
(B)	2.4%
(C)	4.0% - The Company issued 1,000,000 shares to Ramalingam Doraisamy for services rendered in reviewing the company’s business plan.
(D)	4.4% - The Company issued 1,100,000 shares to Tang Wai Mun for services rendered in developing the company’s marketing plan.

1)  Assumes all of the shares of common stock offered are sold and, 24,500,000 common shares are issued and outstanding prior to this filing.
2)  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 5,000,000 shares of our common stock in a self-underwritten offering directly to the public at a fixed price of $0.01 per share for the duration of the offering. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is fixed at $0.01 per share for the duration of the offering.  If all 5,000,000 shares are not sold within 180 days from the date hereof the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price that is fixed at $0.01 per share for the duration of the offering was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price that is fixed for the duration of the offering should not be regarded as an indication of any future price of our stock.

Pursuant to Rule 144 of the Securities Act of 1933, STALLION is a “shell company” because we have nominal assets and no revenue and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA OTC Compliance Unit. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SHARES IN THIS OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering with no minimum sale requirement.  Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. Nguyen will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.
Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share for the duration of the offering until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this Prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

SALES BY SELLING SHAREHOLDERS

In addition to our offering of 5,000,000 shares at a fixed price of $0.01 per share through the direct offering, the selling shareholders are underwriters who are also offering 4,500,000 common shares at a fixed price of $0.01 for the duration of the offering.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

▪	on such public markets as the common stock may be trading;
▪	in privately negotiated transactions; or
▪	in any combination of these methods of distribution.

The sales price to the public is:

▪	fixed at $0.01 for the duration of the offering

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders are underwriters and must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, the selling shareholders must comply with applicable laws and may, among other things:

▪	not engage in any stabilization activities in connection with our common stock;
▪	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
▪	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders are underwriters and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price for the duration of the offering. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” offering and, as such, we will be able to spend any of the proceeds.  The funds will be transferred to our business account for use in the implementation of our business plans

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to the Company.  There is no minimum purchase requirement.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 83.1% of our outstanding shares and the purchasers in this offering will own 16.9%.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended April 30, 2014 included in this Prospectus have been audited by the firm of John Scrudato CPA, an approved member of the Public Company Accounting Oversight Board (PCAOB). John Scrudato CPA has been retained by the Company on May 31, 2014 and we include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

On May 31, 2014, the Law Offices of William G Goode, located at 350 Vet Memorial Highway, Commack, NY 11725 has also been retained to pass upon the validity of the shares being offered and certain other legal matters.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

DESCRIPTION OF OUR BUSINESS

STALLION is a development stage company that is dedicated to provide online paid market research and social media marketing services to companies throughout the United States and other countries. Our mission is to become an established online based paid market research service provider and the primary objective of our market research services is to assist companies in developing production and marketing policies such as introducing new products in the market or to identify new markets. Market research has a fundamental value to every business which enables the user to make informed professional decisions based upon the research outcome.

Online paid market research is a continuous process with a very wide scope and widely used by manufacturers, exporters, distributors and other services industry so as to be competitive in the market place.  Market research services are widely used by manufacturers, exporters, distributors and service organizations and our services also include collection of information about competitors so that companies can use this information in decision making as well as to fight competition. Our immediate objective is to promote our paid market research services via the internet and we are developing a website domain under www.stallionsynergies.com for this purpose. We are developing our website with links to our social networking domains so as to establish an online based networking community of potential clients which will enable us to aggressively promote our services.

We plan to develop this online social network by inviting the business contacts of Mr Long Nguyen, Mr Khoo Hsiang Hua and Mr Hoa Nguyen from various countries other than the United States such as United Kingdom, Vietnam, Cambodia, Thailand and China to join our social networking groups. The Company has already created its social networking pages under Facebook and LinkedIn respectively and the executive officers agreed to re-group and put together their business contacts collectively so as to cultivate an initial group of business contacts for the Company. This enables to Company to efficiently and effectively manage and carry out marketing and promotion activities under the Company’s social networking accounts respectively. With this initial group in place, we believe we can expand our networking group so as to increase the exposure of our company and services provided. Such social networking groups will also have the opportunity to participate in our surveys either directly or indirectly as our ad-hog research team member by joining us as our online research team as our market surveys are carried out through our network of paid research team recruited from time to time on a job-to-job basis and all operations will be carried out electronically online via the internet.

Our online paid market research including product research, consumer research, packaging research, and pricing research will be carried out based on primary market research methodologies including but not limited to questionnaires, surveys, focus groups and interviews. Another type of research known as secondary research methodologies which is research carried out by obtaining information from articles, books, and other form of publications was used by Redfield Ventures, Inc when Mr Nguyen was managing that Company. However, the Stallion Synergies, Inc. is only specifically focused in providing market research services predominantly based on primary market research methodologies and we plan to enhance our approach towards execution of primary market research methods by developing internet software applications for our research groups so that we can conduct online focus groups and interviews with our paid participants through internet enabled devices other than computers including but not limited to mobile phones and tablets.

We believe our primary market research based services can bring significant benefits to our prospective customers as primary marketing research are particularly useful in providing information for the purpose of resolving marketing problems associated with one or more of the following categories:

▪	Market Planning
▪	Problem Solving
▪	Monitoring

Our primary market research services include finding participants, development of research plan and materials, providing an infrastructure to carry out questionnaires, surveys, focus groups and interviews and conducting the respective sessions. Prospective customers benefit from our database of participants which we plan to develop from the social networking contacts, our expertise in developing research plan and materials, as well as cost saving infrastructure by carrying out questionnaires, surveys, focus groups and interviews over the internet which we will enhance with development of internet software applications for internet enabled devices other than computers including but not limited to mobile phones and tablets. With permission of our participants we can also video capture our focus group and interviews over the internet and our prospective customers shall have the option to access such recordings to further assess the outcome of our research activities which potentially gives prospective customers higher confidence level in relying on our primary research services for decision making purposes.

Our retainer fees generally start from $3,000 and above for focus group depending on the scope and duration of work. One off projects based on questionnaires, surveys and interviews only will be reviewed on a case by case basis. Typically, the referenced $3,000 fees include 10 focus group participants with $75 to $100 fees paid to each participant.

We are also offering social media marketing services and this service area covers our expertise in utilizing popular digital marketing tools such as online social network marketing which includes electronic newsletters via e-mails, and other forms of social media marketing via postings on Facebook, Tweeter etc. Digital media marketing tools have gained significant popularity and becoming an essential marketing strategy for many businesses especially in terms of creating brand awareness and an increasingly popular avenue for marketing campaigns. However, because such efforts in digital media marketing are often very time consuming and require follow-up actions as well as monitoring, this gives us a role to play in assisting companies and business to excel in these areas.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a development stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We are developing a website (www.stallionsynergies.com) that will offer our marketing research services to clients such as manufacturers, exporters, distributors and service organizations.

STALLION is an online paid market research provider dedicated to serve in the areas of marketing research and our services include conducting paid online surveys in areas associated with product research, consumer research, packaging research, and pricing research to companies throughout the United States and other countries.

Our immediate objective is to promote our marketing research services via the internet primarily through our website domain www.stallionsynergies.com and other social networking domains such as Twitter, Facebook etc.

We are developing our website with links to our social networking domains so as to establish an online network which will enable us to aggressively promote our services while at the same time, participants can benefit by sharing business opportunities amongst each other through this online business network.

INDUSTRY BACKGROUND

From the management team’s experience, the critical success factors of global businesses are relatively based upon the extent of market research they carry out so as to gain significant advantage over competitors. By providing quality services to our clients and gaining exposure via social network marketing channels, we believe that we can attract greater client base.

The providers of marketing research services platforms are traditionally not an internet based business but we hope to promote our services aggressively through the internet.

In the recent years, online networking domains had become a popular channel of communication and social networking domains had also evolved with sophistication in terms of user identity verification which allows us to reach out to the right target audience as compared to the past where most internet users communicate anonymously and there were limited ways to verify the identities of such contacts.

In this internet connectivity era of efficient and effective social networking opportunities, we hope that our efforts to promote our online paid market research services will be well received by our targeted market while at the same time we hope to eliminate risks of exposure to malicious or irrelevant parties.

PRINCIPAL SERVICES AND THEIR MARKETS

STALLION is an online paid market research provider dedicated to serve in the areas of marketing research and our primary services under online paid market research include areas associated with product research, consumer research, packaging research, and pricing research and our main target markets are manufacturers, exporters, distributors and service organizations and we will offer marketing research services to companies throughout the United States and other countries.

We are developing a website (www.stallionsynergies.com) to promote our marketing research services. The website development is still in progress and expected to complete in the 3rd quarter of 2014 to begin promoting our marketing research services. In view that we are relying on the website to promote our marketing research services, we expect to engage the first client in the 3rd quarter of 2014.

This website will have links to our social networking domains so as to establish an online based networking community of potential clients which will enable us to aggressively promote our services while at the same time, participants can benefit by sharing business opportunities amongst each other through our social networking group.

We plan to develop this online social network by inviting the business contacts of Mr Long Nguyen, Mr Khoo Hsiang Hua and Mr Hoa Nguyen from various countries other than the United States such as United Kingdom, Vietnam, Cambodia, Thailand and China. With this initial group in place, we believe we can expand our networking group so as to increase the exposure of our company and services provided.

In addition, such social networking groups will also have the opportunity to participate in our surveys either directly or indirectly as our ad-hog research team member by joining us as our online research team as our market surveys are carried out through our network of paid research team recruited from time to time on a job-to-job basis and all operations will be carried out electronically online via the internet. We plan to develop internet software applications so that we can conduct online focus groups and interviews with our paid participants via internet enabled devices other than computers including but not limited to mobile phones and tablets. This will enhance the accessibility of our paid research groups so as to increase the efficiency and effectiveness of our market survey activities.

In addition, we are also offering social media marketing and this service area covers our expertise in utilizing popular digital marketing tools such as online social network marketing which includes electronic newsletters via e-mails, and other forms of social media marketing via postings on Facebook, Tweeter etc. Digital media marketing tools have gained significant popularity and becoming an essential marketing strategy for many businesses especially in terms of creating brand awareness and an increasingly popular avenue for marketing campaigns. However, because such efforts in digital media marketing are often very time consuming and require follow-up actions as well as monitoring, this gives us a role to play in assisting companies and business to excel in these areas.

DISTRIBUTION METHODS

Marketing Strategy

We plan participate in online forums and post messages on social networking group discussions that are oriented towards creating opportunities for us to aggressively promote our online paid market research services. This would be an opportunity for us to reach out to thousands of people in the online community.

Initially, we intend to attract new clients through our website and other methods of communication will include:

▪	e-mails - sending out regular e-mails to potential customers with updated company and services information
▪	Social networking and forums – posting of messages in social networking domains as well as public forums

Customer-based marketing will include:

▪	Emphasizing repeat sales to clients who have used our services
▪	Exploring additional sales tactics to increase the total revenue per client through the advanced services
▪	Additional sales facilitated by links to our website and social networking domains
▪	Strategic partnerships such as cooperative advertising
▪	Special offers and promotions such as limited time offers or seasonal promotions.

Website Marketing Strategy

Our immediate objective is to deploy an online marketing strategy to promote our online paid market research services via the internet and we plan to initiate this by developing a website and social networking domain accounts for this purpose.

Our website domain has been established as www.stallionsynergies.com and we are developing this website as our marketing tool to promote our services to our social networking contacts. Web marketing will start with our known contacts where we will invite them to visit our website as well as to join our social networking groups.

We will continue this strategy with long-term efforts to develop recognition in professional forums as well as social networking domains. STALLION plans to invite business contacts of Mr Long Nguyen, Mr Khoo Hsiang Hua and Mr Hoa Nguyen from various countries other than the United States such as United Kingdom, Vietnam, Cambodia, Thailand and China to join its social networking groups as well as to visit the its website www.stallionsynergies.com

We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (Meta tags) and utilizing link and banner exchange options.

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time

COMPETITION

STALLION considers all paid market research companies as well as other market research providers competitors. We will compete with many well-established companies with online presence and our anticipated competitors include baltimoreresearch.com, 2020research.com, surveyservice.com, focusgroup.com and paidfocusgroup.co.uk. We compete directly with these competitors offering online paid market research services and aggressive marketing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins. There is no certainty that we can deliver quality services to compete with our competitors. However, we believe that the market is big and there are prevailing opportunities for us to provide our services starting with the social networking groups of our management team.

SOURCES OF AND AVAILABILITY OF SERVICES

STALLION has at this time a potential market of clients online and will provide its own services to its selected market.  However, STALLION believes it has the flexibility to enter other into other markets.

DEPENDENCE ON ONE OR A FEW MAJOR CLIENTS

At this time, STALLION is a startup venture and has not entered into any service contracts. However the company does not anticipate any one client being more important than another.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

None at this time

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company currently has no research and development activities

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The Company has two part-time employees. However, there are no employee agreements in effect.

DESCRIPTION OF PROPERTY

The Company’s principal executive office is located at 244 Fifth Ave Ste H207, New York, NY 10001 and this office services is provided by Mr Long Nguyen without any charge and STALLION does not own any properties at this time. The Company has another office located at 4465 38th street, San Diego, CA 92116 which is also provided by Mr Long Nguyen without charge. Mr Long Nguyen is not under any obligation to provide such office services.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March 31, 2014, the Company has a total of 39 shareholders including Mr Long Nguyen who was awarded stock grant of 20,000,000 shares as founder shares on March 31, 2014.  No public market currently exists for shares of our common stock.  Concurrently with the acceptance of this registration, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We will be subject to certain reporting requirements and will need to furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.

STALLION SYNERGIES, INC

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

APRIL 30, 2014

STALLION SYNERGIES, INC

(A DEVELOPMENT STAGE COMPANY)

APRIL 30, 2014

STALLION SYNERGIES, INC
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2014

April 30, 2014 (audited)
ASSETS
Current Assets
Cash and cash equivalents	$300
Prepaid expenses	5,000
Total Assets	$5,300

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$4,000
Accrued Interest payable	-
Deposits received	-
Notes payable – current	5,634
Long-Term Liabilities	-
Total Liabilities	$9,634

Stockholders’ Deficit
Common stock, par value $0.001; 200,000,000 shares authorized; 24,500,000 shares issued and outstanding at April 30, 2014	24,500
Paid-in capital	0
Stock subscription receivable	(280)
Deficit accumulated during the development stage	(28,554)
Total Stockholders’ Deficit	(4,334)

Total Liabilities and Stockholders’ Deficit	$5,300

See accompanying notes to financial statements.

STALLION SYNERGIES, INC
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (audited)
FOR THE PERIOD FROM MARCH 31, 2014 (INCEPTION) TO APRIL 30, 2014

For the period from March 31, 2014 (Inception) to April 30, 2014

REVENUES	$0

OPERATING EXPENSES
Website expenses	0
Consultancy fees	22,100
General and administrative expenses	2,454
Professional fees	4,000
TOTAL OPERATING EXPENSES	28,554

NET LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(28,554)
OTHER INCOME (EXPENSE)
Interest expense	(0)
NET INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	$(28,554)
PROVISION FOR INCOME TAXES	0

NET LOSS	$(28,554)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	24,500,000

See accompanying notes to financial statements.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (audited)
FOR THE PERIOD FROM MARCH 31, 2014 (INCEPTION) TO APRIL 30, 2014

	Common stock		Additional paid-in	Subscription Payment	Deficit accumulated during the development
	Shares	Amount	Capital	Receivable	stage	Total

Inception, March 31, 2014	-	$-	$-	$-	$-	$-
Shares issued as compensation for services	22,100,000	22,100		-	-	22,100
Shares issued for cash at $0.001 per share	2,400,000	2,400		(280)		2,120
Net (Income) loss for the period ended April 30, 2014	-	-		-	(28,554)	(28,554)
Balance, April 30, 2014	24,500,000	$24,500	$-	$280	$(28,554)	$(28,554)

See accompanying notes to financial statements.

STALLION SYNERGIES, INC
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (audited)
FOR THE PERIOD FROM MARCH 31, 2014 (INCEPTION) TO APRIL 30, 2014

For the period from March 31, 2014 (Inception) to April 30, 2014
Cash Flows From Operating Activities
Net loss for the period	$(28,554)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock issued as compensation for services	22,100
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	4,000
Increase (decrease) in deposits	0
Increase (decrease) in accrued interest payable	0
Net Cash used in Operating Activities	(2,454)
Cash Flows from Investing Activities
Payments for website development	(5,000)
Net Cash used in Investing Activities	(5,000)
Cash Flows from Financing Activities
Proceeds from sale of common stock	2,120
Notes payable	5,634
Net Cash provided by Financing Activities	7,754
Net Increase (Decrease) in Cash	300
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$300

Supplemental Cash Flow Information:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Stallion Synergies, Inc (the "Company") was incorporated under the laws of the State of Nevada on March 31, 2014.  We are developing a website (www.stallionsynergies.com) that will offer Marketing Research services throughout the United States and other countries. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) (ASC 915-10).

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $28,554 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues and expenses  during  the  reporting  period. Actual results could differ from those estimates.

Election to be treated as an emerging growth company
The Company has elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, the Company financial statements may not be comparable to companies that comply with public company effective dates.

Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2014

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2014.

(A) Net Loss	$(28,554)
(B) Weighted Average Common Shares Outstanding - Basic	24,500,000
Basic income (loss) per share: (A)÷(B)	$(0.00)

Equivalents
Stock Options	-
Warrants	-
Convertible notes	-

Weighted Average Common Shares Outstanding - Diluted	24,500,000

The Company incurred Net Loss of $28,554 during the period ended April 30, 2014 and based on the Weighted Average Number of Shares Outstanding of 24,500,000 the Basic income (loss) per shares is $(0.00) as per computation above.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three months ended April 30, 2014 and the period ended April 30, 2014 since inception.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2014

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options. As of April 30, 2014, the Company has not issued any stock-based payments to its employees.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended March 31, 2014 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying financial statements as of March 31, 2014 management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC).

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all non-governmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 4 – NOTES PAYABLE

On March 31, 2014 a shareholder loaned the Company $5,634. The loans are secured by 10% per annum interest bearing Promissory Notes dated March 31, 2014. If this loan remains unpaid for a period of one year after the repayment dates April 30, 2014, this note shall be convertible into common voting stocks at a price of 50% discount of the average bid on the day of the conversion.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2014

NOTE 5 – RELATED PARTY TRANSACTIONS

The following shares were issued for founder services rendered for the Company and all these shares were arbitrarily valued at $0.001 par value on March 31, 2014:-

▪	The Company issued 20,000,000 shares valued at $20,000.00 to Long Nguyen, CEO for services rendered at fair market value on March 31, 2014

The following shares were issued for services rendered and all these shares were arbitrarily valued at $0.001 par value on March 31, 2014:-

▪	The Company issued 1,000,000 shares to Ramalingam Doraisamy for services rendered in reviewing the company’s business plan. This shareholder is not an employee.

▪	The Company issued 1,100,000 shares to Tang Wai Mun for services rendered in developing the company’s marketing plan. This shareholder is not an employee.

NOTE 6 – COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $0.001 per share.

On March 31, 2014, the Company issued 22,100,000 shares of common stock at in exchange for fair market value of services rendered for total compensation of $22,100.

Additionally, on March 31, 2014 the Company issued 2,400,000 shares of common stock under Regulation D offering for total cash proceeds of $2,120 and stock subscription receivable of $280.

Therefore, there were 24,500,000 shares of common stock issued and outstanding as of April 30, 2014.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

STALLION SYNERGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2014

NOTE 8 – INCOME TAXES

As of April 30, 2014, the Company had net operating loss carry forwards of approximately $28,554 that may be available to reduce future years’ taxable income in varying amounts through 2030. In accordance with FASB ASC740 “Income Taxes”. future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

April 30, 2014
Refundable Federal income tax attributable to:
Current Operations	$(7.995)
Change: valuation allowance	7.995
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

April 30, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$28,554
Less: valuation allowance	(28,554)
Net deferred tax asset	$0

Due to the change in ownership provisions of Section 382 of the Internal Revenue Code and Tax Reform Act of 1986, net operating loss carry forwards of $28,554 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 7, 2014, the date on which the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:-

1. On May 31, 2014 the Company has retained John Scrudato CPA, an approved member of the Public Company Accounting Oversight Board (PCAOB) as expert in accounting and auditing to review and audit the financial statements referenced in this registration statement.

2. On May 31, 2014 the Company has retained the Law Offices of William G Goode, located at 350 Vet Memorial Highway, Commack, NY 11725 to pass upon the validity of the shares being offered and certain other legal matters.

John Scrudato CPA
7 Valley View Drive
Califon, NJ 07830
908-534-0008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Stallion Synergies, Inc
244 Fifth Ave Suite #H207
New York NY 10001

We have audited the accompanying balance sheet of Stallion Synergies, Inc (the “Company”) as of April 30, 2014, and the related statements of operations, stockholders’ deficit, and cash flows for the period from March 31, 2014 (Date of Inception) through April 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stallion Synergies, Inc as of April 30, 2014 and the results of its operations and its cash flows for the period from March 31, 2014 (Date of Inception) through April 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has received limited revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA
Califon,  New Jersey

June 4, 2014

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

We were incorporated in the State of Nevada on March 31, 2014. We have not started operations. We are developing a website (www.stallionsynergies.com) that will offer Marketing Research services including product research, consumer research, packaging research, and pricing research to companies throughout the United States and other countries. We have not generated any revenues as of April 30, 2014 and the only operation we have engaged in is the development of a business plan and our web site.

Our principal executive office is located at 244 Fifth Ave Ste H207, New York, NY 10001 and our phone number is 212-726-2983. We have another office located at 4465 38th Street, San Diego, CA 92116.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations but will begin operations when this offering is effective and initial funds are being raised. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our services by the public.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2014.

The Company has incurred losses since inception resulting in an accumulated deficit of $28,554 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

LIQUIDITY

We have cash assets at April 30, 2014 of $300. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations.  We have secured no sources of loans from financial institutions and we had no revenues since inception until the period ended April 30, 2014.

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations and we may have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

Our assets consist of $300.00 in cash and a checking account with a balance of $0.00 as of April 30, 2014.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$5
Blue Sky expense	$250
Legal fees and expenses	$2,500
Accountants’ fees and expenses	$1,500
Printing expenses	$1,745
Investor Relations/Public Relations	$4,000
Total	$10,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company and noted in “Use of Proceeds”.

MILESTONES

2nd Quarter 2014	: Completion and filing of Registration Statement and raising the necessary funds to proceed

3rd Quarter 2014	: Complete our web site development and engage first client

4th Quarter 2014	: Raise an additional $50,000 for marketing and advertisements

1st Quarter 2015	: Expand services offered and geographical coverage including but not limited to South East Asia

Filing and review of Registration Statement is expected to continue in the 3rd and 4th quarter of 2014. In view that website development is still in progress and expected to complete in the 3rd quarter of 2014, we expect to engage the first client in 3rd quarter of 2014. Since the website is expected to be ready in 3rd quarter 2014, additional $50,000 will be raised for marketing and advertisements in the 3rd quarter of 2014. Expansion of services offered and geographical coverage including but not limited to South East Asia has is scheduled for 1st quarter of 2015.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for STALLION services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders at this time.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have no revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

For total development capital needs, we have budgeted $40,000 (net proceeds) for our first 12 months of operations to build the requisite infrastructure to support our initial sales goals.  The funds allocated are intended to be used for the daily operation of the business, such as legal expenses, insurance, web site development, rent, and office and training expenses. We feel we can work our way thru the first twelve months even with a minimum raise of $10,000 since we currently have no monthly expenses and all initial dollars raised will be put towards web site development.   If we are not successful in raising any “net” proceeds we will be unable to continue planned operations. We feel that if necessary Mr. Nguyen and “current” shareholders can contribute the necessary funds to keep the project moving forward for a three month period.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any debt or long-term commitments. We need to raise approximately $40,000 to execute our initial sales goals.  We continue to seek financing, but there are no guarantees that we will be able to do so.

DESCRIBE ANY UNUSUAL OR INFREQUENT EVENTS OR TRANSACTIONS OR ANY SIGNIFICANT ECONOMIC CHANGES THAT MATERIALLY AFFECTED THE AMOUNT OF REPORTED INCOME FROM CONTINUING OPERATIONS AND, IN EACH CASE, INDICATE THE EXTENT TO WHICH INCOME WAS SO AFFECTED. IN ADDITION, DESCRIBE ANY OTHER SIGNIFICANT COMPONENTS OF REVENUES OR EXPENSES THAT, IN THE REGISTRANT'S JUDGMENT, SHOULD BE DESCRIBED IN ORDER TO UNDERSTAND THE REGISTRANT'S RESULTS OF OPERATIONS.

We have yet to initiate operations and know of no unusual or infrequent events or transactions or any significant economic changes that would materially affected the amount of reported income from future operations

DESCRIBE ANY KNOWN TRENDS OR UNCERTAINTIES THAT HAVE HAD OR THAT THE REGISTRANT REASONABLY EXPECTS WILL HAVE A MATERIAL FAVORABLE OR UNFAVORABLE IMPACT ON NET SALES OR REVENUES OR INCOME FROM CONTINUING OPERATIONS.

At this time we know of no specific trends or uncertainties that would materially impact our current business plan.

IF THE REGISTRANT KNOWS OF EVENTS THAT WILL CAUSE A MATERIAL CHANGE IN THE RELATIONSHIP BETWEEN COSTS AND REVENUES (SUCH AS KNOWN FUTURE INCREASES IN COSTS OF LABOR OR MATERIALS OR PRICE INCREASES OR INVENTORY ADJUSTMENTS), THE CHANGE IN THE RELATIONSHIP SHALL BE DISCLOSED.

At this time we know of no specific events or uncertainties that would materially impact our current business plan, we have had no past or current operations.

FOR THE TWO MOST RECENT FISCAL YEARS OF THE REGISTRANT, OR FOR THOSE FISCAL YEARS IN WHICH THE REGISTRANT HAS BEEN ENGAGED IN BUSINESS, WHICHEVER PERIOD IS SHORTEST, DISCUSS THE IMPACT OF INFLATION AND CHANGING PRICES ON THE REGISTRANT'S NET SALES AND REVENUES AND ON INCOME FROM CONTINUING OPERATIONS.

The Company is a start-up and has had no operations.  However, one can only assume as the company grows it would need to make necessary adjustments to higher prices and future market conditions as would all of its competitors to stay competitive in the market place.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles (US GAAP) of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

INCOME TAXES

At March 31, 2014, the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,   Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:

Stallion Synergies, Inc
244 Fifth Ave Ste H207
New York, NY 10001

Long Nguyen - Founder, Chairman and CEO (Director, Age: 33)

Mr. Nguyen was a Director of a public company known as Redfield Ventures, Inc since January 2012 and on March 24, 2014, Mr Nguyen resigned from the Company. Mr Nguyen has an extremely broad background in Marketing and Management Information Systems and he has been involved in marketing and electronic commerce industry since 1999. During the past 2 years, Mr Nguyen provided marketing research services with focus in collection and analysis of data on competitors in terms of prices, sales, and method of marketing and distribution. Mr Nguyen also developed and implemented procedures for identifying advertising needs to his clients. Mr Nguyen’s previous clients include Band Industrial Limited, a company based in Hong Kong.

In the recent years from 2006 to 2008, Mr Nguyen served as Vice President for a reputable firm based in Ho Chi Minh, Vietnam (TT Plastic Supply Co.) and he was primarily responsible for strategic planning and implementation of business strategies. Mr Nguyen developed and social media marketing strategies and was accountable for relationships with global partners including United Kingdom, Vietnam, Cambodia, and Thailand, leading supply chains as well as local communities. Mr Nguyen generated analytical reports in areas of market performance, product lines, demographics, research and also coordinated mergers and acquisitions deals for the company. Mr Nguyen was also the Chairman for a company based in Ho Chi Minh (TD Tourist Agency Co. from 2006 to 2008 and Mr Nguyen worked with senior executives of the company to expand overseas operations.

Mr. Nguyen holds a Master of Business Administration awarded by the National University of San Diego, United States and a double Bachelor of Arts majoring in Economics and Administrative Studies and minor in Business Administration with concentration in Marketing and Finance.

Mr Nguyen has served as President and CEO of the Company since March 31, 2014 and he currently resides at 4465 38th street, San Diego, CA 92116

Khoo Hsiang Hua – Secretary (Age: 38)

Mr. Khoo was the Secretary of Redfield Ventures, Inc., and SEC public reporting company since January 2012. Mr Khoo had since resigned from the Company on March 24 2014 and he is currently the Chief Executive Officer and Secretary of El Maniel International, Inc. Mr Khoo has held managerial and directorship positions within diverse industries for companies in the United States, United Kingdom, West Africa, South East Asia as well as Australasia in the past. During the recent 5 years, Mr Khoo was extensively involved in project management and he developed overseas project expansion in the gold mining industry for El Maniel International, Inc during his term of service in the company since 2010. Prior to 2010, Mr Khoo served as director since 2008 for MBB Credit Capital UK Limited, a company domiciled and based in United Kingdom. Mr Khoo specialized in providing strategic management consulting and financial services under the company.

Mr. Khoo holds a Master of Business Administration specializing in Finance awarded by the Charles Sturt University, Australia and a Bachelor of Arts (Honors) in Business Administration awarded by the Northumbria University at Newcastle, United Kingdom.

Mr Khoo has served as our Secretary since March 31, 2014 he currently resides at Room 8.13, 8th Floor, Wisma Cosway, 50200 Kuala Lumpur, Malaysia.

Hoa Nguyen – Treasurer (Age: 32)

Mr. Hoa has an extensive experience and skills in implementation of market research strategies ranging from those areas associated with intellectual property laws, technology transfers, foreign investments, human resource management, real estate, mergers and acquisitions. Since 2008, Mr Hoa served S&B Law LLC a legal firm based in Ho Chi Minh City, Vietnam as a consultant and partner, providing services to multi-national clients such as IBM Global, Nippon Steel, Nikken International Asia, Gedeon Richter, Naneu LG Electronics in areas of market research relating to intellectual property establishment, protection, enforcement, licensing, franchising, assignment, renewal and maintenance.

Mr. Hoa holds a Master of Law majoring in International and Business Law awarded by the Transnational Law and Business University, Seoul, South Korea and a double Bachelor majoring in Law from Vietnam National University, Hanoi, Vietnam and in Finance and Banking from College of Business Management, Vietnam respectively.

Mr Nguyen has served as Treasurer of the Company since March 31, 2014 and he currently resides at 38-27-24 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam.

CONFLICTS OF INTEREST

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time and effort. Currently Mr. Nguyen is dedicating approximately 15 hours per week and he is not engaged in any other business activities outside of our business at this time. The amount of time he devotes to our business will grow as the business continues to grow. However, Mr. Nguyen’s may get involve in other projects in the future and this may result in conflict of interest to the Company and may not be resolved favorably to us.  Mr. Nguyen was a Director of a public company known as Redfield Ventures, Inc in past five years. On March 24, 2014, Mr Nguyen resigned from Redfield Ventures, Inc. due to new corporate direction and the shareholders of Redfield Ventures, Inc. voted new directors and officers into the Redfield Ventures, Inc. Although there are no known conflicts of interest at this time, however, there exist potential conflicts of interest including, among other things, time and effort. Mr. Nguyen devotes perhaps 15 hours a week at this time to this project.

Mr. Khoo’s is currently a director of a US OTC public company and it is quite possible he will need to focus even more time and energy with those projects and less time with STALLION which would certainly be a conflict of interest.  At this time we have not addressed that issue.

Mr Hoa has never been an officer nor director of any US public companies. Mr Hoa is engaged in business activities outside of our business, the amount of time he devotes to our business will grow as the business continues to grow.  Currently Mr. Hoa is dedicating approximately 10 hours per week on STALLION.

DIRECTORS OF THE COMPANY

Number of Directors: 1

Directors are elected annually.

List of Outside/Independent Directors

None

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?

Both the officers Mr Long Nguyen and Mr Khoo Hsiang Hua were former officers of Redfield Ventures, Inc. However, due to different business direction and management decision, by the new directors and officers of the Company, both Mr Long Nguyen and Mr Khoo Hsiang Hua has resigned from the Company as they have reasons to believe that Redfield Ventures, Inc is no longer interested to develop and expand the business of market research services. On the contrary, STALLION is built on online paid market survey research services which relatively different from the business of Redfield Ventures, Inc. which offers market research services on a broad spectrum.

Mr Hoa is currently providing market research related services. However, Mr Hoa is a partner of the firm and he has not been prohibited from transferring any knowledge or information from his presently attached firm in Vietnam to STALLION.

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

Prior and after the resignation of Mr Long Nguyen and Mr Khoo Hsiang Hua from Redfield Ventures, Inc., a market research service provider, there are no known agreements or restrictions prohibiting either of the two former officers from practicing or managing a company in the same or similar nature of business. There are no known prohibition or restriction of any conversion or theft of trade secrets, know-how or other proprietary information against any of these two former officers. However, Mr Long Nguyen and Mr Khoo Hsiang Hua has not obtained any written consents from Redfield Ventures, Inc at the time of resignation and this could be a substantial risk to the going concern of STALLION if any adverse action is taken by Redfield Ventures, Inc prohibiting or restricting these two officers from practicing in businesses associated with market research services. There can be no assurance that prior employers will not file any claim against either or both Mr Long Nguyen and Mr Khoo Hsiang Hua for converstion or theft of trade secrets, know-how or other proprietary information.

Mr Hoa is a partner managing a company providing same or similar services in Vietnam. However, there are no written consents obtained and there could be substantial risk to STALLION if any adverse action is taken on Mr Hoa for his involvement in STALLION and there can be no assurance that Mr Hoa will continue serving us if such even occurs.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

Mr Long Nguyen and Mr Khoo Hsiang Hua managed a development stage company known as Redfield Ventures, Inc. since January 2012 and successfully took the company public in January 2013. However, there can be no assurance that STALLION will be a successful development stage company under the management of any of its current officers. Mr Hoa has never been involved in taking any companies public in the United States and there can be no assurance that STALLION can succeed if Mr Hoa continues being an officer of the Company.

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

None at this time.

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time.

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

EXECUTIVE COMPENSATION

We do not currently compensate our Officers and Directors, as outlined in this document. We do not currently offer benefits, such as health or life insurance.

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Grants ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Long Nguyen, Chairman, President and CEO, Chief Financial Officer	2012	0	0	20,000	0	0	0	0	20,000
Khoo Hsiang Hua, Secretary	2014	0	0	0	0	0	0	0	0
Hoa Nguyen, Treasurer	2014	0	0	0	0	0	0	0	0

We were incorporated on March 31, 2014

SUMMARY COMPENSATION

At this time there is no compensation being offered to any of the Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founder. The Company issued 20,000,000 to Long Nguyen, CEO for founder services rendered at a fair market value of $20,000.

In addition, the following shares were issued for services rendered and all shares were arbitrarily valued at $0.001 par value on March 31, 2014.

▪	The Company issued 1,000,000 shares to Ramalingam Doraisamy for services rendered in reviewing the company’s business plan.

▪	The Company issued 1,100,000 shares to Tang Wai Mun for services rendered in developing the company’s marketing plan.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 20,000,000 common shares.   The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.   The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Owner Officer/Directors (1)	Percent of Voting Shares Owned (2)	Number of Common Shares Owned (3)
Long Nguyen – Chief Executive Officer	67.8%	20,000,000
Total Shares Outstanding		29,500,000
Total Shares Authorized		200,000,000
Total Shares owned by Officers and Directors		20,000,000
The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).
(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.
(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 29,500,000.

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 20,000,000 common shares.  The table reflects what the percentage of ownership is prior to this offering.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Percent of	Number of
	Voting	Common
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)
Long Nguyen – Chief Executive Officer	81.6%	20,000,000
Total Shares Outstanding		24,500,000
Total Shares Authorized		200,000,000
Total Shares owned by Officers and Directors		20,000,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following shares were issued for founder services rendered for the Company and all these shares were arbitrarily valued at $0.001 par value on March 31, 2014:-

▪	The Company issued 20,000,000 shares valued at $20,000.00 to Long Nguyen, CEO for services rendered on March 31, 2014

The following shares were issued for services rendered and all these shares were arbitrarily valued at $0.001 par value on March 31, 2014:-

▪	The Company issued 1,000,000 shares to Ramalingam Doraisamy for services rendered in reviewing the company’s business plan. This shareholder is not an employee.

▪	The Company issued 1,100,000 shares to Tang Wai Mun for services rendered in developing the company’s marketing plan. This shareholder is not an employee.

NOTES PAYABLE

On March 31, 2014 a shareholder loaned the Company $5,634. The loans are secured by 10% per annum interest bearing Promissory Notes dated March 31, 2014. If this loan remains unpaid for a period of one year after the repayment dates April 30, 2014, this note shall be convertible into common voting stocks at a price of 50% discount of the average bid on the day of the conversion.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, and other information with the Commission.  Such reports, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Stallion Synergies, Inc
9,500,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2014

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$5
Blue Sky expense	$250
Legal fees and expenses	$2,500
Accountants’ fees and expenses	$1,500
Printing expenses	$1,745
Investor Relations/Public Relations	$4,000
Total	$10,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES STOCK ISSUED FOR CASH

In connection with our private placement completed in April 1, 2014, we issued 2,400,000 shares of our common stock to 36 investors at $0.001 per share for an aggregate purchase price of $2,400 to the investors listed below.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 504 promulgated under Section 3(b) of the Securities Act of 1933, as amended.  These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

1.	BENJAMIN PASQUINO	10,000

2.	CHARLES J SUTERA	10,000

3.	DAI SHIXIANG	10,000

4.	DAI SHIHONG	10,000

5.	DAVID C MILLER	10,000

6.	DUC QUACH	10,000

7.	FANGXU	10,000

8.	FOONG KHAH POH	10,000

9.	GOH MEI LING	10,000

10.	HIEU HOANG	10,000

11.	JAMES MERITT	10,000

12.	JOSHUA MARTENS	10,000

13.	KAMISAH SHARIFFUDIN	10,000

14.	KHOO HOCK SIN	600,000

15.	LEE CHEE THING	280,000

16.	LEE SIEW MOOI	10,000

17.	LIM AI CHIN	10,000

18.	LIM AI RENE	10,000

19.	LI PAN	10,000

20.	MICHAEL PELICCI	10,000

21.	MINH TRUONG	10,000

22.	NG KWOK HING	10,000

23.	NGOC-ANH HOANG	10,000

24.	PANG LEE CHOO	10,000

25.	RAMALINGAM DORAISAMY**	1,000,000

26.	ROEUNG KAKADA	10,000

27.	ROEUNG SREY	10,000

28.	SIDNEY ULERY	10,000

29.	SOK SAMNANG	10,000

30.	SOMTHOP SUTHAD AYUTHAYA	10,000

31.	TANG WAI MUN**	1,100,000

32.	THAMMANOON RATCHAPROM	10,000

33.	WILBERT P COATS III	10,000

34.	WILLIAM ULERY JR	10,000

35.	YAP CHEE HOW	10,000

36.	YAP PECK YOONG	600,000

37.	ZACHARI R MILLER	10,000

38.	ZANALIAH MUSTAFFA	600,000

STOCK FOR SERVICES

The Company issued 20,000,000 shares to Long Nguyen, CEO for founder services rendered on March 31, 2014.

The Company issued 1,000,000 shares to Ramalingam Doraisamy for services rendered in reviewing the company’s business plan.

The Company issued 1,100,000 shares to Tang Wai Mun for services rendered in developing the company’s marketing plan.

Total 2	2,100,000
Total 38	4,500,000

We claim an exemption from the registration requirements of the Act pursuant to Section 4(2) as a transaction by the issuer not involving a public offering.

ITEM 16   EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion of William G Good, Esq. Attorney at Law*
10.1	Subscription Agreement*
23.1	Consent of John Scrudato CPA
23.2	Consent of Counsel, as in exhibit 5.1

*Previously filed

ITEM 17 UNDERTAKINGS

The undersigned Registrant hereby undertakes the following:-

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.	That, for the purpose of determining liability under the Securities Act to any purchaser:

If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on August 15, 2014.

Stallion Synergies, Inc
(Registrant)

By:	/s/ Long Nguyen	Date August 15, 2014
Long Nguyen
Chairman, President and CEO, Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Long Nguyen	Chairman, President, CEO, CFO and Principal Accounting Officer	August 15, 2014
Long Nguyen